Exhibit 8.1
THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

March 3, 2010

Board of Directors
Ontario Solar Energy Corporation
255 Duncan Mill Road, Suite 203
Toronto, Ontario
Canada M3B 3H9

I have acted as counsel to Ontario Solar Energy Corporation (the “Company”) in connection with a public offering of certain shares of common stock in the Company (the "Shares") as described in the  Company's registration statement on Form F-1 (the "Registration Statement") filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "Commission"). For the purposes of giving this opinion, I have examined and relied upon such documents and made such inquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. I have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by me and the authenticity and completeness of the originals from which such copies were taken; (ii) that the Registration Statement will be duly filed with or declared effective by the Commission; and (iii) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion. We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the United States of America and Canada. This opinion is to be governed by and construed in accordance with the laws of the United States and Canada.

On the basis of and subject to the foregoing, I am of the opinion that the statements relating to certain United States and Canadian tax matters set forth under the caption "United States Federal Income Tax Considerations” and “Canadian Federal Income Tax Considerations” in the Registration Statement constitute my opinion.

Ontario Solar Energy Corporation
March 3, 2010

I hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement  and the reference to me under the captions "Legal Matters" contained in the Registration Statement.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak